UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

Heliogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40209	85-4204953
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 West Union Street
Pasadena, California 91103
(Address of Principal Executive Offices)

Registrant’s telephone number including area code: (626) 720-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HLGN	New York Stock Exchange
Warrants, each whole warrant exercisable for shares of Common stock at an exercise price of $11.50 per share	HLGN.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Bill Gross as Chief Executive Officer and Director

On February 5, 2023 (the “Effective Date”), the Board of Directors (the “Board”) of Heliogen, Inc. (the “Company”) terminated Bill Gross from his current position as the Chief Executive Officer (“CEO”) of the Company, effective immediately. On the same date, Mr. Gross resigned as a member of the Board as required under his employment agreement with the Company. Mr. Gross did not serve on any committees of the Board.

Mr. Gross’ resignation letter, a copy of which is being furnished as Exhibit 17.1 to this Current Report on Form 8-K, expressed his disagreement with the Board’s decision to promote an internal candidate to replace Mr. Gross as the CEO of the Company, in lieu of Mr. Gross’ proposed external candidate. The Board disagrees with the assertions made by Mr. Gross in his resignation letter. The members of the Board undertook their review of potential CEO succession in a deliberate and thoughtful manner in accordance with their fiduciary duties to the Company and its stockholders. Following this review, the Board terminated Mr. Gross because the Board believes that the Company has failed to achieve its potential under his stewardship as evidenced by, among other things, the Company’s significant decline in market value since going public, the failure of Mr. Gross to provide unifying leadership to our executive committee, and his failure to communicate a convincing path to drive improved performance in the future. The Board’s decision to terminate Mr. Gross was not based on Mr. Gross’s candidate for President of the Company. The Board had been planning for the succession of Mr. Gross as CEO and had been considering internal and external candidates, including Mr. Gross’ candidate. Mr. Gross, as a director, was included in these deliberations and the Board carefully considered his views. The Board, however, never nominated Mr. Gross’ candidate as President, as suggested in Mr. Gross’ letter. After careful consideration of the potential CEO succession options, the Board determined that it was in the best interests of the Company and its stockholders to promote a candidate that was intimately familiar with the Company’s innovative renewable energy technology, its customers, and the Board’s priorities to drive the Company’s future success. The Board ultimately concluded that Christiana Obiaya, the Company’s current Chief Financial Officer (“CFO”) was the most qualified candidate to serve as the Company’s CEO, based on, among other things, Ms. Obiaya’s extensive knowledge of the Company’s technology, customers and employees, nearly two decades of operational and financial experience, and degrees and a working background in both business and engineering.

Appointment of Christiana Obiaya as Chief Executive Officer and Director

On the Effective Date, the Company appointed its current CFO, Christiana Obiaya, to serve as CEO. The Board also appointed Ms. Obiaya as a director of the Company to fill the vacancy created by Mr. Gross’s departure. Ms. Obiaya will serve as a Class I director for a term expiring at the 2025 annual meeting of stockholders.

Ms. Obiaya has been the Company’s CFO since December 2021. Previously Ms. Obiaya served as CFO at Heliogen Holdings, Inc. since March 2021. Prior to joining Heliogen Holdings, Inc, Ms. Obiaya held roles as head of strategy and CFO for Bechtel Energy (“Bechtel”) from 2017 to 2021 as well as various other leadership roles spanning finance, strategy, project development and investment, and project execution from 2010 to 2017. Prior to Bechtel, Ms. Obiaya worked on renewable energy projects in Kenya and India from 2008 to 2009. Ms. Obiaya began her career as an engineer, designing products and scaling up manufacturing processes at a multinational consumer goods company from 2004 to 2008. Ms. Obiaya graduated from the Massachusetts Institute of Technology (MIT) with a B.S. in Chemical Engineering and an MBA from MIT Sloan School of Management.

There are no arrangements or understandings between Ms. Obiaya and any other person pursuant to which Ms. Obiaya was appointed as the CEO of the Company or as a member of the Board. There are no family relationships between Ms. Obiaya and any director or executive officer of the Company. Ms. Obiaya does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company intends to enter into a new employment agreement with Ms. Obiaya to reflect her position as CEO. Ms. Obiaya previously entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2022.

Appointment of Kelly Rosser as Interim Chief Financial Officer

On the Effective Date, the Company appointed its current Chief Accounting Officer, Kelly Rosser, to serve as Interim CFO.

Ms. Rosser has been the Company’s Chief Accounting Officer since August 2022. Previously, Ms. Rosser served as Corporate Controller at Zenith Energy Management, LLC (“Zenith”) from April 2018 to August 2022. Prior to joining Zenith, Ms. Rosser was an independent consultant from September 2016 to April 2018 and served as Vice President, Chief Accounting Officer and Controller at Par Pacific Holdings, Inc. (NYSE:PARR) from May 2014 to September 2016. Ms. Rosser is a senior level finance executive and a Certified Public Accountant in the state of Texas with extensive exposure to the energy industry, including power generation, midstream, exploration and production, and refining companies. Ms. Rosser has an M.S. in Accounting and a B.B.A from Texas A&M University.

There are no arrangements or understandings between Ms. Rosser and any other person pursuant to which she was appointed as the Interim CFO. There are no family relationships between Ms. Rosser and any director or executive officer of the Company. Ms. Rosser does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Concurrently with her appointment as Interim CFO, Ms. Rosser entered into the Company’s standard form of indemnification agreement, the form of which is filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2022.

Item 7.01 Regulation FD Disclosure.

On February 6, 2023, the Company issued a press release with respect to the management transition described in Item 5.02 of this Current Report on Form 8-K. A copy of the Company’s press release is being furnished as Exhibit 99.1 to this Form 8-K. The exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
17.1	Bill Gross Resignation Letter, dated February 5, 2023.
99.1	Press Release, dated February 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Heliogen, Inc.

/s/ Deborah Chen
Deborah Chen
Dated: February 6, 2023	General Counsel

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